ACQUISITION AGREEMENT

between


GREAT OWL LIMITED
(a company incorporated in accordance with the laws of the British Virgin Islands under Registration Number 541543)
(collectively "the seller")

and

TRINITY LEARNING CORPORATION
(a company incorporated in accordance with the laws of the State of Utah in the United States of America under Entity Number 5118314-0142)
("the purchaser")

in respect of

AYRSHIRE TRADING LIMITED
(a company incorporated in accordance with the laws of the British Virgins Islands under Registration Number 500829)
("the company")



1.   INTERPRETATION

     In this agreement:

     1.1 clause headings are used for convenience only and shall be ignored in its interpretation;

     1.2 unless contrary to, or otherwise indicated by the context, an expression which denotes:

     1.2.1     any gender includes the other genders;

     1.2.2 a natural person includes an artificial person and vice versa; and

     1.2.3     the singular includes the plural and vice versa;

     1.3 the following expressions bear the meanings assigned to them below and cognate expressions bear corresponding meanings:


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     1.3.1     "this agreement" - this agreement read together with the
               appendices hereto;

     1.3.2 "business day" - any day other than a Saturday, Sunday or public holiday in England;

     1.3.3     "closing date" 1 September 2003;

     1.3.4     "convertible note"   the convertible note attached hereto as
               Appendix A to be signed by the purchaser contemporaneously with this agreement;

     1.3.5 "E Degree"- E Degree (Proprietary) Limited, a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number 2000/005620/07;

     1.3.6     "the escrow agent"   Reed Smith of London, England;

     1.3.7     "escrow agreement"   the escrow agreement to be concluded by
               and between the purchaser, the seller and the escrow agent within 10 (ten) business days of the signature date substantially in the form attached hereto as Appendix B and subject to any reasonable amendments required in writing by the escrow agent;

     1.3.8     "escrow option consideration shares"   300 000 (three
               hundred thousand) fully paid shares in the share capital of the purchaser to be allotted and issued by the purchaser to the seller at their fair market value which shall be held in escrow as contemplated in this agreement and the escrow agreement and which are subject to the downward adjustment contemplated in 8.4 and/or 11.5;

     1.3.9     "exercise date"   the date of the exercise of the option
               being the date on which the notice referred to in 8.2.2 is received or deemed to be received by the seller;

     1.3.10    "fair market value"   means in relation to:

     1.3.10.1 11.5, the average of the closing price per share of the purchaser on the stock exchange reported for the ten business days immediately preceding the date upon which the damages are determined, or if the purchaser is not then listed on the stock exchange, the value per share of the purchaser as determined by KPMG London Office or their successor in practice at the relevant time ("KPMG") on the date upon which the damages are determined;

     1.3.10.2 1.3.8, 1.3.11 and 1.3.15, the average of the closing price per share of the purchaser on the stock exchange reported for the ten business days immediately preceding the exercise date, or if the purchaser is not then listed on the stock exchange, the value per share of the purchaser as determined by KPMG on the exercise date;


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     1.3.10.3  8.4, the average of the closing price per share of the purchaser on the stock exchange reported for the ten business days immediately preceding the date of the breach or if the purchaser is not then listed on the stock exchange, the value per share of the purchaser as determined by KPMG on the date of the breach;

     1.3.11    "initial option consideration shares"   1 200 000 (one
               million two hundred thousand) fully paid shares in the share capital of the purchaser to be allotted and issued to the purchaser by the seller at their fair market value in terms of 8 below;

     1.3.12    "the loan"   a loan of US$1 000 000.00 (one million United
               States Dollars) to be lent and advanced free of interest by the purchaser to the company;

     1.3.13    "initial agreement"   the sale of shares agreement concluded
               by and between the company and the parties set out in column 1 of Appendix A thereto in respect of Riverbend;

     1.3.14    "negotiable form"   in respect of share certificates, bearer
               form, except where the relevant shares are registered in the name of a holder in which case the share certificates shall be accompanied by the relevant share transfer form duly executed by the holder;

     1.3.15    "the option"   the option granted by the seller to the
               purchaser in terms of 8 of this agreement;

     1.3.16    "the option consideration"   the purchase consideration for
               the option shares namely the initial option consideration shares and the escrow option consideration shares constituting 1 500 000 (one million five hundred thousand) fully paid shares in the share capital of the purchaser to be allotted and issued by the purchaser to the seller at their fair the market value in terms of 8 below subject to the downward adjustment contemplated in 8.4 and/or 11.5;

     1.3.17    "the option period"   a period of 10 (ten) years from the
               day upon which the average of the closing price per share of the purchaser on the stock exchange reported for 10 (ten) consecutive business days equals or exceeds US$1.50 (one United States Dollar and fifty cents) per share;


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     1.3.18    "the option shares"   490 (four hundred and ninety) ordinary
               shares of a nominal value of US$1.00 (one United States Dollar) each owned by the seller in the issued share capital of the company and which constitute 49% (forty nine per centum) of the entire issued share capital of the company;

     1.3.19    "parties" - collectively the seller and the purchaser;

     1.3.20 "the purchase consideration" - the purchase consideration of the sale shares, namely the convertible note, to be discharged in accordance with the provisions of 6;

     1.3.21    "RiverBend"   RiverBend Group Holdings (Proprietary)
               Limited, a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number 1998/016713/07);

     1.3.22 "sale shares" - the 510 (five hundred and ten) ordinary shares of a nominal value of US$1.00 (one United States Dollar) each owned by the seller in the issued share capital of the company which constitute 51% (fifty one per centum) of the entire issued share capital of the company;

     1.3.23 "secondary stock"- the shares referred to in section 1(j) of the convertible note;

     1.3.24 "signature date" - the date on which this agreement is signed by the party hereto which signs it last in time;

     1.3.25 "stock exchange"- a primary stock exchange that is subject to financial requirements for listing such as the NASDAQ Small Cap, AMEX, NASDAQ National, or the NYSE but excluding secondary exchanges such as OTC BB;

     1.3.26    "subsidiary"   in relation to the company ("holding
               company") is another company in which the holding company:

     1.3.26.1       holds a majority of voting rights; or

     1.3.26.2 is a member and has the right to appoint or remove a majority of such company's board of directors; or

     1.3.26.3 is a member and controls alone or with other shareholders or members the majority of such company's voting rights;



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     1.4  if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of this agreement;

     1.5 where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

     1.6 when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday in England, in which case the last day shall be the next succeeding business day;

     1.7 the rule of construction, that this agreement shall be interpreted against the party responsible for the drafting and/or preparation hereof, shall not apply;

     1.8 schedules, appendices or annexures to this agreement shall be deemed to be incorporated in and form part of this agreement; and

     1.9 expressions defined in this agreement shall bear the same meanings in schedules, appendices or annexures to this agreement to the extent to which they do not themselves contain their own definitions.

2.   PREAMBLE

     It is recorded and agreed that:

     2.1 the parties shall amend the Definitive Agreement concluded by and between the seller and the purchaser in respect of the company and signed on 10 June 2003 ("the Original Agreement") and consolidate those amendments required to be effected to the Original Agreement to ensure that it complies with the Laws of England into one document, being this agreement, which substitutes and replaces the Original Agreement;

     2.2 the seller is agreeable to selling the sale shares to the purchaser upon the terms and conditions contained in this agreement; and

          the parties wish to record their agreement in writing.

3.   COUNTERPARTS

     This agreement may be signed by the parties in any number of separate counterparts, including facsimile counterparts, each of which when signed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.


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4.   SUSPENSIVE CONDITIONS

     4.1 This agreement is subject to the fulfillment of the following suspensive conditions on or before 21 August 2003:

     4.1.1 the company owning at least 95% (ninety five per centum) of the issued ordinary share capital of RiverBend; and

     4.1.2 the purchaser receiving, in a form reasonably satisfactory to the purchaser and seller, an opinion from its legal counsel that this agreement and the transactions contemplated hereby comply with the laws of England and any other jurisdictions that purchaser reasonably deems necessary.

     4.2 The seller shall use its best endeavours to procure the timeous fulfillment of the suspensive condition contained in 4.1.1 and the purchaser shall use its best endeavours to procure the timeous fulfilment of the suspensive condition contained in

     4.3 If any suspensive condition is not fulfilled for any reason whatsoever by 21 August 2003, then:

     4.3.1 this whole agreement (other than 1, 3, this 4, 9, 12 to 16 (both inclusive) and 22, by which the parties shall remain bound) shall be of no force or effect;

     4.3.2 without prejudice to 22 below, the parties shall be entitled to be restored as near as possible to the positions in which they would have been had this agreement not been entered into; and

     4.3.3 neither party shall have any claim against the other in terms of this agreement except for such claims (if any) as may arise from a breach of this 4 or from any other provision of this agreement by which the parties remain bound.

5.   SALE OF SALE SHARES

     Notwithstanding the signature date, the seller sells to the purchaser which purchases the sale shares with full title guarantee, free from any encumbrances and with all rights attaching to them with effect to and from the closing date, on which date all risk in and benefits attaching to the sale shares shall be regarded as having passed to the purchaser.

6.   PURCHASE CONSIDERATION AND PAYMENT

     The purchase consideration payable by the purchaser to the seller for the sale shares shall be discharged by delivery by the purchaser to the seller on the closing date of the convertible note duly signed by the purchaser.


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7.   CLOSING

     7.1 At 10h30 on the closing date, representatives of the parties shall meet at HR Levin Attorneys, Notaries and Conveyancers, which is situate at Kentgate, 64 Kent Road, cnr Oxford Road, Dunkeld, Johannesburg. At that meeting the purchaser shall deliver the purchase consideration to the seller and simultaneously therewith the seller shall-

     7.1.1 for the purposes of 21.2, deliver to the escrow agent the share certificates in respect of the sale shares in negotiable form to be held in escrow pursuant to this agreement and the escrow agreement for the purchaser as owner and the seller as pledgee provided that the sale shares shall be released from escrow and delivered to the purchaser on the tenth anniversary of the closing date if the deemed sale contemplated in 21 below has not occurred;

     7.1.2 procure that a resolution of the directors of the company is passed approving the transfer of the sale shares pursuant to this agreement.

     7.2 All certificates in respect of the sale shares shall remain in the possession of the escrow agent save as expressly otherwise provided in this agreement and the escrow agreement.

     7.3 Subject to the provisions of the escrow agreement, the escrow agent may not release the share certificates in respect of the sale shares unless:

     7.3.1 a written notice, signed by each of the parties to this agreement addressed to the escrow agent, directs the escrow agent to release the share certificates in respect of the sale shares in negotiable form to the person specified in the notice;

     7.3.2 delivery is required to give effect to the terms of this agreement, in which event each of the parties shall be obliged to give the notice referred to in 7.3.1 to the escrow agent,

          or unless an order from a court of competent jurisdiction or award from an arbitral authority instructs the escrow agent as to how the sale shares should be disbursed.

8.   THE OPTION

8.1  Delivery of the option shares


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     8.1.1     Within 10 (ten) business days of the closing date, the
               seller shall deliver to the escrow agent the share certificates in respect of the option shares in negotiable form to be held in escrow in terms of the escrow agreement.

     8.1.2 All certificates in respect of the option shares shall remain in the possession of the escrow agent save as expressly otherwise provided in this agreement and the escrow agreement.

     8.1.3 Subject to the provisions of the escrow agreement, the escrow agent may not release the share certificates in respect of the option shares unless:

          8.1.3.1 a written notice, signed by each of the parties to this agreement addressed to the escrow agent, directs the escrow agent to release the share certificates in respect of the option shares in negotiable form to the person specified in the notice;

          8.1.3.2 delivery is required to give effect to the terms of this agreement, in which event each of the parties shall be obliged to give the notice referred to in
                    8.1.3.1 to the escrow agent,

     or unless an order from a court of competent jurisdiction or award from an arbitral authority instructs the escrow agent as to how the option shares should be disbursed.

8.2 The option, The option Period, Exercise of the option and Delivery of the option shares

8.2.1 The seller grants to the purchaser during the option period the right and option to purchase all of the option shares for the option consideration subject to the terms and conditions contained in this agreement.

8.2.2 The purchaser may exercise the option by giving to the seller at any time during the option period written notice exercising the option.

8.2.3 If the purchaser exercises the option, the escrow agent shall be obliged, as provided in 8.1.3, to release the share certificates in respect of the option shares in negotiable form to the purchaser within 10 (ten) business days after the exercise date ("the release date") against payment in full by the purchaser to the seller of the option consideration in terms of 8.3 below.

8.3 The option consideration and payment of the option consideration The option consideration payable by the purchaser to the seller for the option shares shall be payable on the release date against delivery of the share certificates in negotiable form in respect of the option shares as follows:


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     8.3.1     the initial option consideration shares shall be delivered to the seller on the release date; and

     8.3.2 subject to 8.4, the escrow option consideration shares shall be delivered to the escrow agent and shall remain in the possession of the escrow agent in terms of this agreement and the escrow agreement until the later of twenty four months after the closing date or the date upon which the company becomes the beneficial owner of at least 51% (fifty one per centum) of the entire issued share capital of E Degree after which date the escrow option consideration shares or such number of the escrow option consideration shares then held in escrow on such date, in either case in negotiable form, shall be released from escrow and delivered to the seller mutatis mutandis in accordance with 8.1.3; provided that, if by 30 December 2006 the company is not the beneficial owner of at least 51% (fifty one per centum) of the entire issued share capital of E Degree, the escrow option consideration shares or such number of the escrow option consideration shares then held in escrow on such date shall be delivered in negotiable form by the seller to the purchaser.

8.4 Without prejudice to any rights of the purchaser in terms of this agreement, in the event of a breach by the seller of any of the warranties in favour of the purchaser, such number of the escrow option consideration shares calculated at their fair market value as shall be determined by KPMG as necessary to compensate the purchaser in full for all damages and expenses arising from such breach shall be delivered in negotiable form by the seller to the purchaser.

8.5 It is recorded that the purchaser presently only has ordinary shares of no par value in its issued share capital. Accordingly it is recorded and agreed that if the ordinary shares in the purchaser are consolidated or subdivided at any time-

     8.5.1 the applicable numbers of such shares in the purchaser for the purposes of this agreement; and

     8.5.2 the applicable closing price per share of the purchaser on the stock exchange for the purposes of this agreement,

          shall be adjusted accordingly and if any disagreement occurs in relation to such adjustment, the result of the adjustment shall be certified correct by the purchaser's auditors at the relevant time and the decision of such auditors, acting as experts and not as arbitrators, shall be final and binding on the parties in the absence of any manifest error in calculation.


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9.   DISPUTES

9.1 Any dispute between any of the parties in regard to any matter arising out of this agreement or its interpretation or their respective rights and obligations under this agreement or its cancellation or alleged cancellation or any matter arising out of its cancellation or alleged cancellation, shall be referred for determination to an expert ("the expert"). The costs of the expert shall be borne and paid equally by the parties.

9.2  The expert shall:

     9.2.1 if the matter in issue is an accounting or financial matter only, be an independent auditor agreed upon between the parties or, failing such agreement, nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales (or its equivalent) or his nominee at the instance of any of the parties;

     9.2.2 if the matter in issue is a legal matter only, be Queen's Counsel of at least 5 (five) years' standing as such and practising as such at the London Bar agreed upon between the parties or, failing such agreement, nominated by the Chairman for the time being of the Bar Council of England and Wales (or its equivalent) or his nominee at the instance of any of the parties;

     9.2.3 if the matter in dispute is any other matter, be an independent person agreed upon between the parties or, failing such agreement, nominated by Chairman for the time being of the Bar Council of England and Wales (or its equivalent), provided that if the parties cannot agree into which category the dispute falls, it shall be deemed to be a legal matter only.

9.3 The appointment of the expert shall be agreed upon between the parties to the dispute, but failing agreement between them within a period of 14 (fourteen) days after the resolution of the dispute has been demanded, any of the parties shall be entitled to request the chairperson at the relevant time of the London Bar Council (or his representatives) to make the appointment and, in making the appointment, to have regard to the nature of the dispute.

9.4 The expert shall act in all respects as an expert and not an arbitrator and shall not be bound to follow the general principles of the laws of any country, but shall decide any dispute according to what the expert considers just and equitable in the circumstances.


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9.5  The decision of the expert:

     9.5.1 shall be final and binding on the parties in the absence of a manifest error in calculation;

     9.5.2     shall be carried into effect; and

     9.5.3     may be made an order of any court of competent jurisdiction.

     9.6  The provisions of this clause 9:

     9.6.1 constitute an irrevocable consent by the parties to any proceedings in terms of this clause 8 and none of the parties shall be entitled to withdraw therefrom or claim at any stage of the proceedings that it is not bound by such proceedings;

     9.6.2 are severable from the rest of this agreement and shall remain in effect despite the termination of or invalidity or alleged invalidity for any reason of this agreement or any part thereof;

     9.6.3 shall not preclude any of the parties hereto from instituting any injunctive proceedings in any appropriate court.

10.  WARRANTIES

10.1 The seller gives to the purchaser the warranties contained in Appendix C hereto ("the warranties in favour of the purchaser") and the purchaser gives to the seller the warranties contained in Appendix D hereto ("the warranties in favour of the seller").

10.2 The purchaser shall not be entitled to cancel this agreement as a consequence of any breach by the seller of any such warranties, unless the breach is a material breach of a material warranty which goes to the root of this agreement and the breach is incapable of being remedied by payment of compensation or, if it is capable of being remedied by payment of compensation, the seller fails to pay the purchaser such compensation within 30 (thirty) days of the amount thereof being determined and communicated in writing to the seller.

10.3 The provisions of 10.2 shall apply mutatis mutandis in respect of the warranties in favour of the seller.

11.  INDEMNITIES

11.1 Without prejudice to any of the rights of the purchaser arising from any of the provisions of this agreement, the seller indemnifies the purchaser and hold it harmless against all loss, liability, damage or expense ("damages") which the purchaser and/or the company may suffer as a result of or which may be attributable to:


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     11.1.1    any liability of the company, whether actual, contingent or otherwise arising out of or relating to any action or failure to act occurring prior to the signature date not reflected in its most recent audited annual financial statement ("the accounts");

     11.1.2 any liability of the company for taxation not provided for in the accounts arising from or out of the profits or income of the company out of or relating to any action or failure to act occurring for all periods prior to the signature date, for which purpose the term "taxation" shall include:

     11.1.2.1       normal taxation;

     11.1.2.2       value-added tax;

     11.1.2.3       regional services levies;

     11.1.2.4       secondary tax on companies;

     11.1.2.5       capital gains tax;

     11.1.2.6       all other forms of taxation;

     11.1.2.7 any taxation arising from new assessments of taxation and/or the reopening of any income tax assessments of the company; and

     11.1.2.8 any penalties or interest as a result thereof and/or in regard to any of the aforegoing;

     11.1.3 any claims or liabilities due to a third party (including claims or liabilities for consequential loss) arising out of or relating to any action or failure to act occurring before the signature date and not provided for in the accounts or which occurs between the signature date and the closing date; and

     11.1.4 any breach by the seller or in the event any third party alleges facts that, if true, would mean the seller has breached of any of the warranties in favour of the purchaser, and/or the representations and covenants contained herein and/or any other agreement, instrument, certificate or document executed or delivered pursuant to this agreement.


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     11.2      The purchaser shall be deemed to have suffered a loss
               equivalent to the amount of any liabilities or claims against which it is indemnified in terms of 11.1.

     11.3 The purchaser shall endeavour to notify the seller of any claim which may be made against the company in respect of any of the matters referred to in 11.1 within a reasonable time of the purchaser becoming aware thereof, to enable the seller to endeavour, if they so elect, to take steps to contest such claim.

     11.4 The seller shall be entitled to contest the claim concerned in the name of the company arising out of or relating to any action or failure to act occurring prior to the signature date and shall be entitled to control the proceedings in regard thereto, provided that:

          11.4.1 the seller utilizes legal counsel selected by the seller and approved by the purchaser in writing;

          11.4.2 the seller indemnifies the purchaser and the company against all party and party and solicitor and client costs which may be incurred as a consequence of such steps and furnishes to the purchaser and the company reasonable security against such costs; and

          11.4.3 the seller shall not settle or otherwise compromise any such claim, action or proceeding without the prior written consent of the purchaser, such consent not to be withheld unreasonably and such consent not to be withheld at all if the judgment or settlement contains a full release reasonably satisfactory to the purchaser and can be satisfied in its entirety by the seller without any obligation on the part of the purchaser; and

          11.4.4 the purchaser shall procure that the company renders reasonable assistance to the seller at the seller cost and expense, in regard to the steps taken by the seller.

     11.5 Without prejudice to any rights of the purchaser in terms of this agreement, the liability of the seller for damages hereunder shall be satisfied (i) first by reduction in the number of secondary stock; and (ii) second by the delivery in negotiable form by the seller to the purchaser of all or the requisite number of escrow option consideration shares calculated at their fair market value.

     11.6 The indemnities given by the seller to the purchaser in terms of this clause 11 shall apply mutatis mutandis to the subsidiaries.

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12.  APPLICABLE LAW AND JURISDICTION

     Subject to 9, all rights and obligations arising from or pursuant to the provisions of this agreement shall be governed exclusively by the laws of England and the courts of England shall have exclusive jurisdiction in respect of any matters and/or disputes arising between the parties hereto and/or any of their respective heirs, successors-in-title and assigns.

13.  ADDRESS AND NOTICES

     Each of the parties chooses as their address ("address") for the purposes of the giving of any notice, the payment of any sum, the serving of any process and for any other purpose arising from or pursuant to this agreement, as follows:

     13.1.1    the seller     :    c/o Rosebank Limited
                                   1st Floor, Bloc C
                                   L'Estoril, Avenue Princess Grace
                                   Monte Carlo
                                   MONACO
               Telefacsimile  :    09377 93256 270

     13.1.2    the purchaser  :    2526 Durant Avenue
                                   Berkeley California 94704
               Telefacsimile  :    1 510 540 9313

13.2 Any of the parties shall be entitled from time to time, by written notice to the others, to vary its address to any other address which is not a post office box or poste restante, provided that any such change of address will only become effective on the seventh business day after the delivery of such written notice to the other parties.

13.3 Any notice given and any payment made by any party to all or any of the others ("the addressees") which:

     13.3.1 is delivered by hand or, in the case of a notice, transmitted by telefacsimile during the normal business hours of the addressees at the addressees' address at the relevant time shall be rebuttably presumed to have been received by the addressees on the first business day after the date of such delivery or transmission, as the case may be;

     13.3.2 is delivered by courier to the addressees' address at the relevant time shall be rebuttably presumed to have been received by the addressees on the third business day after the date that it is handed to the courier service.


                                                                    Page 15
___________________________________________________________________________


     13.4 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by an addressee shall be regarded as an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen address.

14.  GENERAL


14.1 This agreement constitutes the sole record of the agreement between the parties in regard to the subject matter hereof.

14.2 None of the parties shall be bound by any representation, warranty, promise or the like not recorded in this agreement.

14.3 No addition to or variation or agreed cancellation or novation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

14.4 Any indulgence which any of the parties may grant to the others in terms of or pursuant to this agreement shall neither constitute a waiver of any of the rights of the party which granted such indulgence nor a novation hereof.

14.5 Nothing in this clause 14 limits or excludes the liability for fraud.


15.  BREACH

     Subject to 10.2, should the purchaser, on the one hand, or the seller, on the other hand, ("defaulting party") commit a material breach of any of the material provisions of this agreement and fail to remedy such breach within 30 (thirty) days (or such longer period as may be reasonably required to remedy such breach) after receiving written notice from the purchaser, on the one hand, or the seller, on the other hand, ("aggrieved party") to do so, then the aggrieved party shall be entitled, without prejudice to the aggrieved party's other rights in law, to claim specific performance of all of the defaulting party's obligations, without prejudice to the aggrieved party's rights to claim damages.

16.  CONFIDENTIALITY

     Each of the parties undertakes to keep confidential and to endeavour to ensure that each of their respective employees, executives and representatives keeps confidential any information relating to the provisions of this agreement save to the extent to which any such information is in the public domain and/or is obtained from another lawful source and/or is required to be discharged and/or published to comply with any rules, regulations, requirements or directions of any statutory body and/or stock exchange.


                                                                    Page 16
___________________________________________________________________________

17.  SUBSTITUTION

     The purchaser shall be entitled to nominate in writing any third party or third parties to be the buyer/s of the whole or any portion of the sale shares in lieu of the purchaser itself, provided however that the purchaser itself shall remain responsible nevertheless to procure that the purchase price and all of the other obligations of the purchaser in terms of this agreement are discharged.

18.  BOARD COMPOSITION, APPOINTMENT OF MANAGING DIRECTOR AND THE LOAN

18.1 Within 60 (sixty) days after the closing date, Mr Arthur Kidson shall be appointed to the board of directors of the purchaser as a non-executive director. From the closing date Mr Nigel Tattersall ("Nigel") shall have the right to be appointed as managing director of any subsidiary of the company from time to time that is a trading company provided that if such right is exercised, such appointment will terminate on the exercise date. In addition, Nigel shall have the right to be appointed as managing director of the company provided that if such right is exercised, such appointment will terminate on the exercise date.

18.2 From the closing date Nigel shall be invited to attend all board meetings of the purchaser in an observer capacity and the purchaser shall send to Nigel all notices and documentation relevant to such meetings that a director of the company shall receive.

18.3 The parties and the company shall procure that the seller and the purchaser shall be each entitled to appoint an equal number of directors to the board of directors of the company during the period between the closing date and the exercise date.

18.4 The parties record and agree that they shall procure that

18.4.1 the loan shall be utilized by the company solely for the purposes of new contracts and/or expansion within Africa and internationally, strategic positioning by the company with Johnnic Communications Limited and development of software products;

18.4.2    a significant portion of the initial advance referred to in
          18.4.3 may be invested  by the company in E Degree;

18.4.3 US$300 000,00 (three hundred thousand United States Dollars) of the loan ("initial advance") shall be lent and advanced by the purchaser to the company on the first business day after the closing date and the balance of the loan shall be so lent and advanced on the sixtieth business day after the closing date;

18.4.4 the loan will be repayable in full on 30 December 2006, provided that if by 30 December 2006 the option has not been exercised, the loan shall be repayable by the company to the purchaser in five equal annual instalments, the first instalment being payable on 31 December 2007 and the remaining instalments payable in yearly intervals thereafter; and


                                                                    Page 17
___________________________________________________________________________

          if any repayments of the loan are not made on due date and are not made within 10 (ten) business days after the company receives written notice from the purchaser demanding such payment, the purchaser shall be entitled to accelerate repayment of the entire balance of the loan then outstanding.

19.  LEGENDS

     The seller understands that the convertible note, the shares issuable upon conversion of the convertible note, the option consideration and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends

     19.1.1 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."; and/or

     19.2 any legend required by the securities laws of any jurisdiction to the extent such laws are applicable to the securities represented by the instrument so legended.

20.  MATERIAL DECISIONS AND RESERVED MATTERS

     Between the closing date and the exercise date, unless first approved by both the seller and the purchaser with respect to the following "A" reserved matters:

     "A" reserved matters

20.1.1 neither the company nor any of its subsidiaries at the relevant time shall sell the whole or substantially the whole of its undertaking or the whole or the greater part of its assets;

20.1.2 the transfer of shares in the company other than as provided in this agreement shall not be registered;

20.1.3 save as expressly provided in this agreement, the company will not create or issue any shares of any kind, debentures of any kind, debenture stock or other securities;



                                                                    Page 18
___________________________________________________________________________

20.1.4 save as expressly provided in this agreement, the company will not pass any special resolutions including, without any limitations, the taking of any steps:

20.1.4.1       to change its equity or capital structure;

20.1.4.2 to change or alter its memorandum or articles of association;

20.1.4.3       for it to be voluntarily wound up;

20.1.5 anything approved in regard to an "A" reserved matter shall not be materially varied or amended, or cancelled or terminated;

20.1.6 neither the company nor any of its subsidiaries at the relevant time shall introduce any share incentive scheme;

20.1.7 no loans to any shareholder of the company or of any of its subsidiaries at the relevant time or to any holding or fellow subsidiary of such shareholder shall be made by the company or any of its subsidiaries at the relevant time;

20.1.8 no directors who are not elected in writing by the board of directors of the company will be appointed to the boards of any of the subsidiaries.

20.2 Subject to 20.3, between the closing date and the exercise date, unless first approved by both the seller and the purchaser with respect to the following "B" reserved matters:

     "B" reserved matters

20.2.1 no asset of the company or any of its subsidiaries at the relevant time will be pledged or hypothecated or in any way encumbered as security;

20.2.2 neither the company nor any of its subsidiaries at the relevant time will furnish any guarantee, suretyship, undertaking or indemnity or any other form of intercession for any obligation whatsoever of any third party, namely of anyone other than a member of the group other than any bid, performance and/or warranty guarantees to customers or potential customers;

20.2.3 no guarantee, suretyship, undertaking or indemnity or any other form of intercession for any obligation of any third party as contemplated in 20.2.3 furnished by the company or any of its subsidiaries shall be varied or amended in any manner whatsoever;

20.2.4 neither the company nor any of its subsidiaries at the relevant time will incorporate any company or subscribe for any shares in any company, save that the same shall be regarded as an "A" reserved matter if such incorporation or subscription is not in respect of a subsidiary of the company or does not result in the relevant company becoming a subsidiary of the company;


                                                                    Page 19
___________________________________________________________________________

20.2.5 none of the company's subsidiaries at the relevant time will make any material change to the nature or structure of its business if the same would be unlike its business at that time;

20.2.6 none of the company's subsidiaries at the relevant time shall create or issue (save to the company) any shares of any kind, debentures of any kind, debenture stock or other securities;

20.2.7 save in the ordinary and regular course of business or provided for in the relevant budget, no material or long term contracts shall be entered into by the company or any of its subsidiaries at the relevant time or cancelled or amended;

20.2.8 none of the company's subsidiaries at the relevant time will pass any special resolution including, without any limitations, the taking of any steps:

20.2.8.1       to change its equity or capital structure;

20.2.8.2 to change or alter its memorandum or articles of association;

20.2.8.3       for it to be voluntarily wound-up;

20.2.9 neither the company nor any of its subsidiaries at the relevant time will:

20.2.9.1       change its auditors and/or bankers;

20.2.9.2       change its financial year end;

20.2.10. no contracts exceeding US$100 000,00 (one hundred thousand United States Dollars) per annum with any shareholder of the company or any of its subsidiaries at the relevant time or with any holding or fellow subsidiary of such shareholder, or any abnormal or long-term contract or any contract outside the normal and ordinary course of business, shall be entered into by the company or any of its subsidiaries at the relevant time or cancelled or amended;

20.2.11. neither the company nor any of its subsidiaries at the relevant time will:

20.2.11.1 enter into any contract to delegate any of its administration or management responsibilities;



                                                                    Page 20
___________________________________________________________________________

20.2.11.2 enter into, cancel or amend any licensing, franchise, technical, supply, distribution or any royalty or similar agreement of any kind or any consultancy agreement where the other party to the contract is a shareholder of the company or the holding company or subsidiary or fellow subsidiary or associate of such shareholder;

20.2.11.3 approve, cancel or effect material changes to the annual budget or any modification thereof, or to its strategic plans or marketing strategy or incur unbudgeted capital expenditure in excess of US$150 000,00 (one hundred and fifty thousand United States Dollars) per item or US$500 000,00 (five hundred thousand United States Dollars) in total per annum;

20.2.11.4 change its accounting policies or tax practices, save as required by any relevant legislation;

20.2.11.5 save for loans to employees in the ordinary course of business, grant any loans to any persons who are not employees of the company or any of its subsidiaries;

20.2.12 anything approved in regard to a "B" reserved matter shall not be materially varied or amended, or cancelled, or terminated;

20.2.13 no material acquisitions, disposals, mergers or joint ventures will be entered into by the company;

20.2.14 neither the company nor any of its subsidiaries at the relevant time will suspend or cease all or any material part of its business unless failure to do so is adverse to the best interests of the company or its subsidiary concerned;

20.2.15 neither the company nor any of its subsidiaries at the relevant time will undertake any new business ventures of any kind whatsoever outside the company's existing lines of business at the relevant time or any diversification outside the company's existing lines of business;

20.2.16 the company will not change its dividend policy or make any other distributions of a similar nature.

20.3 In the event that the approval required in terms of 20.2 cannot be obtained, the purchaser shall be entitled to require that the dispute be submitted for determination by the expert in terms of 9 above on the basis that the expert shall have regard to what he considers to be in the best interests of the business/es of the company in contra distinction to that of the shareholders of the company.

                                                                    Page 21
___________________________________________________________________________

20.4 Should any of the provisions of this clause 20 conflict with any of the provisions of the memorandum and articles of association from, time to time of the company, the provisions of this clause 20 shall prevail as between the parties.

21.  DEEMED SALE

21.1 If an event of default as defined in section 8 of the convertible note occurs, the purchaser shall be deemed to have sold the sale shares to the seller for cash at their par value ("the deemed offer purchase consideration") on the day immediately preceding the date upon which the aforementioned event of default occurs ("the deemed sale date").

21.2 As security for the due performance of the purchaser's obligations to the seller in terms of 21.1 above, the purchaser agrees to pledge the sale shares to the seller pursuant to the deed of pledge attached hereto as Appendix E which deed of pledge shall be signed and executed by the purchaser and the seller contemporaneously with this agreement on the basis that the sale shares as pledged shall be delivered in negotiable form to the escrow agent and remain in escrow in terms of this agreement and the escrow agreement for the purchaser as owner and the seller as pledgee.

21.3 All certificates in respect of the sale shares shall remain in the possession of the escrow agent save as expressly otherwise provided in this agreement and the escrow agreement.

21.4 Subject to the provisions of the escrow agreement, the escrow agent may not release the share certificates in respect of the sale shares unless:

     21.4.1 a written notice, signed by each of the parties to the agreement addressed to the escrow agent, directs the escrow agent to release the share certificates in respect of the sale shares in negotiable form to the person specified in the notice;

     21.4.2 delivery is required to give effect to the terms of this agreement, in which event each of the parties shall be obliged to give the notice referred to in 21.4.1 to the escrow agent,

          or unless an order from a court of competent jurisdiction or award from an arbitral authority instructs the escrow agent as to how the sale shares should be disbursed.

21.5 The escrow agent shall be obliged, as provided in 21.4, to release the share certificates in respect of the sale shares in negotiable form to the seller within 10 (ten) business days after the deemed sale date against cash payment of the deemed offer purchase consideration.



                                                                    Page 22
___________________________________________________________________________


22.  COSTS

     Each of the parties shall bear and pay their own costs of and incidental to the negotiation, drawing and conclusion of this agreement, provided however that any duty payable with respect to the registration of the transfer of the sale shares pursuant to this agreement shall be borne and paid by the purchaser. The costs payable to the escrow agent for their services, which costs are referred to in the escrow agreement, shall be borne and paid equally by the parties. In addition, the parties shall be jointly and severally liable in favour of the escrow agent for such costs.


23.  CANCELLATION OF CERTAIN DOCUMENTS

     23.1 The seller and the purchaser specifically record and agree that the following documents are upon the signature date cancelled and of no further force and effect:

     23.1.1 the Definitive Agreement concluded by and between the parties and signed by the seller on 30 June 2003 and by the purchaser on or about such date and all addenda to same;

     23.1.2 the Convertible Promissory Note signed by the purchaser in favour of the seller on or about 10 July 2003 and by the seller on or about 10 July 2003 and the Convertible Promissory Note signed by the purchaser in favour of the seller on 1 August 2003 and by the seller on 1 August 2003; and

     23.1.3 the Deed of Pledge concluded by and between the purchaser and the seller and signed by the seller on or about 8 July 2003 and by the purchaser on or about 10 July 2003 and the Deed of Pledge concluded by and between the purchaser and the seller and signed by the seller on 1 August 2003 and by the purchaser on that date.

     23.2 The execution of this Definitive Agreement, the Convertible Note and the Deed of Pledge (both attached hereto as Appendix A and Appendix E respectively) shall respectively substitute and replace the documents referred to in 23.1 above.

                                                                    Page 23
___________________________________________________________________________

SIGNED at California on 1 September 2003

AS WITNESSES:                  For:    TRINITY LEARNING CORPORATION

1_________________________________

2_________________________________ ______________________________________
                                       who warrants being duly
                                       authorised hereto




SIGNED at Monaco on 1 September 2003

AS WITNESSES:                  For:    GREAT OWL LIMITED

1_________________________________

2_________________________________ ______________________________________
                                       who warrants being duly
                                       authorised hereto




                              _______________
                                 APPENDIX A
                            THE CONVERTIBLE NOTE
                              _______________


                              _______________
                                 APPENDIX B
                            THE ESCROW AGREEMENT
                              _______________


                               _____________
                                 APPENDIX C
                 THE WARRANTIES IN FAVOUR OF THE PURCHASER
                              _______________

                               _____________
                                 APPENDIX D
                   THE WARRANTIES IN FAVOUR OF THE SELLER
                              _______________

                               _____________
                                 APPENDIX E
                               DEED OF PLEDGE
                              _______________

















                           ACQUISITION AGREEMENT








                              _______________
                         between Great Owl Limited,
         Trinity Learning Corporation and Ayrshire Trading Limited
                              _______________










                                HR LEVIN ATTORNEYS, NOTARIES & CONVEYANCERS
                     Kentgate, 64 Kent Road, cnr Oxford Road, Dunkeld, 2196
                                PO Box 52235, Saxonwold, 2132, Johannesburg
                                      Tel : 011 788 1625 Fax : 011 788 1637
                                                   Reference: Mr BJ Serebro